UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2019

Date of Report (Date of earliest event reported)

POWERCOMM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55391	47-3152668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3429 Ramsgate Terrace

Alexandria, Virginia 22309

(Address of principal executive offices)

571-259-8773

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

ITEM 8.01 - Other Events

Stock Cancellation Agreement and Release

Effective as of May 30, 2019, a shareholder of the PowerComm Holdings, Inc. (the "Company") holding an aggregate of 250,000 shares of common stock of the Company contributed such shares back to the Company, at no cost to the Company, as follows:

James McKillop	250,000 shares

In accordance with the Stock Cancellation Agreement and Release, Mr. McKillop and the Company have agreed to a mutual lifetime release from all claims, demands and causes of action.

As a result, Mr. McKillop is no longer a shareholder of the Company as of the date of this Report.

Stock Repurchase Agreement

Effective as of May 30, 2019, a shareholder of the PowerComm Holdings, Inc. (the "Company") holding an aggregate of 250,000 shares of common stock of the Company contributed such shares back to the Company, at par value, as follows:

James Cassidy	250,000 shares

In accordance with the Stock Repurchase Agreement, Mr. Cassidy and the Company have agreed to a mutual lifetime release from all claims, demands and causes of action.

As a result, Mr. Cassidy is no longer a shareholder of the Company as of the date of this Report.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

10.1*	Stock Cancellation Agreement and Release between PowerComm Holdings, Inc. and James McKillop

10.2*	Stock Repurchase Agreement and Release between PowerComm Holdings, Inc. and James Cassidy

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2019

POWERCOMM HOLDINGS, INC.

By:	/s/ David Kwasnik
David Kwasnik
President

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